Exhibit 10.113

FIRST AMENDMENT TO

NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) dated as of June 21, 2010, is entered into among Navistar Financial Securities Corporation (the “Seller”), Navistar Financial Corporation (“Servicer”), Kitty Hawk Funding Corporation, (“KHFC”), as a Conduit Purchaser, Liberty Street Funding LLC (“Liberty Street”), as a Conduit Purchaser, The Bank of Nova Scotia (“BNS”), as a Managing Agent and a Committed Purchaser, and Bank of America, National Association (“Bank of America”), as a Managing Agent, the Administrative Agent and a Committed Purchaser.

RECITALS

A. The Seller, the Servicer, KHFC, Liberty Street, BNS and Bank of America are parties to that certain Note Purchase Agreement, dated as of April 16, 2010 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”).

B. Such parties desire to amend the Agreement as hereafter set forth.

C. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments to Agreement. By their signatures hereto, each of the parties hereto hereby agrees that the Agreement is hereby amended as set forth in this Section 1.

(A) The definition of “LIBOR” is hereby amended and restated in its entirety to read as follows:

“LIBOR” means either, at the applicable Managing Agent’s discretion (it being understood and agreed, however, that once a Managing Agent selects clause (A) or (B) below, it shall retain such selection prospectively and not alternate between clauses (A) and (B) for future Fixed Periods without the prior written consent of the Seller), (A) for any Fixed Period:

(i) the rate per annum (carried out to the fifth decimal place) equal to the rate which appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX” for deposits in U.S. dollars (for delivery on the first day of such Fixed Period) with a term equivalent to such Fixed Period, determined as of approximately as of 11:00 a.m., London time two (2) Business Days prior to the first day of such Fixed Period;

(ii) in the event the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the applicable Managing Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Fixed Period) with a term equivalent to such Fixed Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Fixed Period; or

(iii) in the event the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum equal to the rate determined by the applicable Managing Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Fixed Period) in same day funds in the approximate amount of the applicable Funding Tranche to be funded by reference to the Eurodollar Rate and with a term equivalent to such Fixed Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Fixed Period; or

(B) for each day during a Fixed Period in respect of which the Funding Rate for any Funding Tranche is computed by reference to the LIBOR:

(i) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the applicable Managing Agent to be the offered rate that appears on the page of the Reuters Screen on such day that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number L1BOR01) for deposits in U.S. dollars (for delivery on a date two Business Days later) with a term equivalent to one month; or

(ii) in the event the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the applicable Managing Agent to be the offered rate on such day on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on a date two Business Days later) with a term equivalent to one month; or

(iii) in the event the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the applicable Managing Agent on such day as the rate of interest at which U.S. dollar deposits (for delivery on a date two Business Days later than such day) in same day funds in the approximate amount of the Funding Tranche to be funded by reference to the LIBOR and with a term equivalent to one month would be offered by its London branch to major banks in the London interbank eurodollar market at their request.

(B) The definition of “Fixed Period” is hereby amended to add a new clause (D) thereto to the proviso to such definition as follows:

(D) any Fixed Period in respect of which interest is computed by reference to the rate specified in clause (B) of the definition of LIBOR shall, unless otherwise agreed in writing by the Seller and the related Managing Agent, be determined in accordance with clause (a) above instead of clause (b).

2. Effect of Amendment. All provisions of the Agreement, as amended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller’s securitization program shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

3. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the executed signature pages of each of the parties hereto.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION,

as Seller

By:	/S/ WILLIAM V. MCMENAMIN
Name:	William V. McMenamin
Title:	V.P., CFO & Treasurer

NAVISTAR FINANCIAL CORPORATION,

as Servicer

By:	/S/ WILLIAM V. MCMENAMIN
Name:	William V. McMenamin
Title:	V.P., CFO & Treasurer

KITTY HAWK FUNDING CORPORATION,

as a Conduit Purchaser for the KHFC Purchaser Group

By:	/S/ PHILIP A. MARTONE
Name:	Philip A. Martone
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/S/ JEREMY GRUBB
Name:	Jeremy Grubb
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION,

as a Committed Purchaser and Managing Agent for the KHFC Purchaser Group

By:	/S/ JEREMY GRUBB
Name:	Jeremy Grubb
Title:	Vice President

THE BANK OF NOVA SCOTIA,

as a Committed Purchaser and Managing Agent for the Liberty Street Purchaser Group

By:	/S/ DARREN WARD
Name:	Darren Ward
Title:	Director

LIBERTY STREET FUNDING LLC,

as a Conduit Purchaser for the Liberty Street Purchaser Group

By:	/S/ JILL A. RUSSO
Name:	Jill A. Russo
Title:	Vice President

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